Independent Auditors' Consent


The Board of Directors
Express America Holdings Corporation:

We consent to the use of our report dated October 23, 1996 on the consolidated financial statements of Express America Holdings Corporation as of September 30, 1996 and 1995 and for each of the years in the three-year period ended September 30, 1996, incorporated herein by reference.

                                      /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP


Los Angeles, California
March 6, 1997